Exhibit No. 10.25





                                    SUBLEASE
                                    --------





         This Sublease is made as of the day of October, 1997 by and between Holland & Hart LLP a Colorado limited liability partnership ("Sublandlord") and Crown Energy Corporation, a Utah corporation ("Subtenant") with reference and respect to the following facts and circumstances (Sublandlord and Subtenant, collectively, the "Parties"):



Recitals:
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         A.       Sublandlord is the tenant under that certain Office Lease (the
                  "Master  Lease"),   dated  as  of  February  1,  1996  between
                  Sublandlord   and  State  of   California   Public   Employees
                  Retirement  System  ("CPERS"),  amended by a "First  Amendment
                  Lease"  (the  "Amendment")   dated  May  9,  1997,  by  CPERS'
                  successor in interest, Parkside Salt Lake Corporation, a Delaware corporation (the "Landlord") which is attached hereto as Exhibit A and by this reference made a part hereof, concerning approximately 11,808 rentable square feet of office space (the "Premises") located on the fifth floor of the building (the "Building") located at 215 South State Street, Salt Lake City, Utah, 84111-2346.



         B. Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 1120 rentable square feet of space (the "Subleased Premises") more particularly described on Exhibit B, attached hereto and by this reference made a part hereof, and Sublandlord has agreed to sublease the Subleased Premises to Subtenant upon the terms, covenants and conditions herein set forth.



         C.       Subtenant has read the Master Lease and is familiar with
                      its terms and conditions.



Agreement:
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         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises contained herein and for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the Parties, the Parties do hereby agree to the following:

         1. Sublease. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and takes from Sublandlord the Subleased Premises.



         2. Term. The term of this Sublease shall commence on the substantial completion of the build-out of the subleased premises and shall end, unless sooner terminated as provided in the Master Lease or this Sublease on October 30, 2001 (the "Term").



         3. Rent.



                      a. Base Rent. Subtenant shall pay base rent during the term of this Sublease as follows:




                 YEAR                     Annual                    Monthly


                Year 1:                 $18,480.00                 $1,540.00
                Year 2:                 $19,040.04                 $1,586.67
                Year 3:                 $19,599.96                 $1,633.33
                Year 4:                 $20,193.60                 $1,682.80


                  b. First Month's Lease Payment; Absence of Security Deposit. At the commencement of this Sublease, Subtenant shall deliver to Sublandlord the first month's base rent in advance and shall pay monthly rent thereafter each month in advance of the following month. No Security Deposit shall be required.



                  c. Improvements. In addition to the foregoing, Subtenant agrees to pay for all expenses up to six thousand dollars ($6,000), incurred in constructing improvements of the Subleased Premises in accordance with the specifications agreed upon by Sublandlord and Subtenant (the "Improvements"). The Parties agree that all such expenses incurred in constructing the Improvements will be amortized over the Term and will be paid in equal monthly installments concurrent with payment of the base rent described herein throughout the Term by Subtenant. Notwithstanding the foregoing, if Sublandlord exercises its rights under Section 8(a) hereof, Subtenant shall be released of its obligation to pay the remainder, if any, of such amortized expenses. To the contrary, if Subtenant exercises its rights under Section 8(b) hereof, prior to the end of the Term, Subtenant shall pay all outstanding amounts under this
Section 3(c) which would have been paid during the Term immediately upon such exercise.



         4. Use. Subtenant covenants and agrees to use the Premises in accordance with the provisions of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease.

         5. Master Lease. As applied to this Sublease, the words "Landlord" and "Tenant" as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided in Section 7 hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. As between the Parties only, if there is a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.



         6.       Landlord's Performance Under Master Lease.



                  6.1 Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Sublandlord by the terms of this Sublease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder are conditional upon due performance by the Landlord of its corresponding obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord by reason of the Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord's act or failure to act. This Sublease shall remain in full force and effect notwithstanding the Landlord's failure or refusal to comply with any such provisions of the Master Lease and Subtenant shall pay all rent payments required under Section 3 herein and all other charges provided for herein without any abatement, deduction or setoff whatsoever. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as modified herein. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.



                   6.2 Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under, the Master Lease, Sublandlord agrees to use its best efforts to obtain, at Subtenant's sole cost and expense, such consent and/or performance on behalf of Subtenant.



                  6.3 Sublandlord  represents and warrants to Subtenant that the

Master Lease is in full force and effect, all obligations of both Landlord and Sublandlord thereunder have been satisfied and Sublessor has neither given nor received a notice of default pursuant to the Master Lease.



                  6.4 Sublandlord covenants as follows: (i) not to voluntarily terminate the Master Lease, (ii) not to modify the Master Lease so as to adversely affect Subtenant's rights hereunder, and (iii) to take all actions reasonably necessary to preserve the Master Lease.



         7. Variations from Master Lease. The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein:



                  7.1 Notwithstanding anything to the contrary set forth in the Master Lease, the term of this Sublease and base rent payable under this Sublease and the amount of the Security Deposit required of Subtenant shall be as set forth in Sections 2 and 3 above.



                  7.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease and each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder's fees arising out of either of their acts in connection with this Sublease. The provisions of this Section 7.2 shall survive the expiration or earlier termination of this Sublease.



                  7.3 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Sublandlord.



                  7.4 Any notice which may or shall be given by either party hereunder shall be either delivered personally or sent by certified mail, return receipt requested, addressed to the party for whom it is intended at the Subleased Premises (if to the Subtenant), or to 215 South State Street, Suite 500, Salt Lake City, Utah, 84111-2346 and to 555 Seventeenth Street, Suite 3200, Denver, Colorado, 80202-3279, Attention: Executive Director (if to the Sublandlord), or to such other address as may have been-designated in a notice given in accordance with the provisions of this Section 7.4.



                  7.5 All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord.



                  7.6 Sublandlord shall deliver the Subleased Premises to Subtenant in its current "as is" condition.

                  7.7 Subtenant shall not be required to remove any improvements located in the Subleased Premises upon the expiration of the Term.



         8.       Early Termination.



                  a.       By Sublandlord.



                           i) Sublandlord shall have the right to terminate this
Sublease,  at its sole discretion,  at any time after the expiration of eighteen
(18) months from the date hereof upon the giving of written notice to Subtenant of Sublandlord's intent to so terminate (the "Sublandlord Notice"). Subtenant shall have six (6) months after the date of the Sublandlord Notice to vacate the Subleased Premises. Subtenant shall be obligated to pay all rents as described in Section 3 hereof up to, and including, six (6) months after the Sublandlord Notice.



                           ii) If  Sublandlord  exercises its right to terminate
this Sublease in accordance with this Section, Sublandlord shall have the option to either: (A) sublease from Subtenant that certain space, consisting of approximately 2,303 square feet more particularly described on Exhibit "C", attached hereto and by this reference made a part hereof, which Subtenant currently leases from Landlord (the "Subtenant Premises") on the same terms and conditions as set forth in the lease between Landlord and Subtenant ("Subtenant Lease"), or (B) retain the Subleased Premises only and reconstruct the dividing wall between the Subleased Premises and the Subtenant Premises and make such other improvements at Sublandlords expense as are reasonably necessary to separate the Subleased Premises and the Subtenant Premises and leave the Subtenant Premises in such condition as is reasonably necessary to permit the Subtenant Premises to be subleased or occupied by Subtenant.



                  b.       By Subtenant.



                           i) Subtenant  shall have the right to terminate  this
Sublease,  at its sole discretion,  at any time after the expiration of eighteen
(18) months from the date hereof upon the giving of written notice to Sublandlord of Subtenant's intent to so terminate (the "Subtenant Notice"). Sublandlord shall have six (6) months after the date of the Subtenant Notice to occupy the Subleased Premises. Subtenant shall be obligated to pay all rents as described in Section 3 hereof up to, and including, six (6) months after the Subtenant Notice.



                           ii) If  Subtenant  exercises  its rights to terminate
this Sublease in accordance with this Section, Sublandlord shall have the right, but not obligation, to Sublease the Subtenant Premises on the same terms and conditions as set forth in the lease between Landlord and Subtenant. If Subtenant exercises its right to terminate this Sublease and Sublandlord does not exercise its right to sublease the Subtenant Premises, Subtenant shall reconstruct the dividing wall between the Subleased Premises and the Subtenant Premises and make such other improvements, at Subtenant's expense, as are reasonably necessary to separate the Subleased Premises and the Subtenant Premises and leave the Subleased Premises in such condition as is reasonably necessary to permit the Subleased Premises to be subleased or occupied by Sublandlord.



         9. Indemnity. Subtenant hereby agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Sublandlord by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform, or (b) any person by reason of Subtenant's use and/or occupancy of the Subleased Premises. The provisions of this Section 9 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease, except to the extent any of the foregoing is caused or by the negligence of Sublandlord.



         10. Cancellation of Master Lease. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or of the involuntary surrender of the Master Lease by operation of law prior to the expiration date of this Sublease, Subtenant agrees to make full and complete attornment to the Landlord under the Master Lease for the balance of the term of this Sublease and upon the then executory terms hereof at the option of the Landlord at any time during Subtenant's occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to the Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request of the Landlord, and Subtenant waives the provisions of any law now or hereafter in effect which may give
Subtenant any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Landlord under the Master Lease to terminate the Master Lease.



         11. Certificates. Each party hereto shall at any time and from time to time as requested by the other party upon not less than ten (10) days prior written notice, execute, acknowledge and deliver to the other party, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the dates to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the certificate, that the other party is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sublease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

         12. Assignment or Subletting. Subject further to all of the rights of the Landlord under the Master Lease and the restrictions contained in the Master Lease, Subtenant shall not be entitled to assign this Sublease or to sublet all or any portion of the Premises without the prior written consent of Sublandlord, which consent may be withheld by Sublandlord in its sole discretion.



         13. Default. It is expressly understood and agreed, by and between the Parties, that if the rent above reserved, or any part thereof, shall be behind or unpaid, or if default shall be made in any of the covenants or agreements, Sublandlord shall notify the Subtenant in writing of the condition or default and upon notification, the Subtenant shall have twenty (20) days from the date the notice is received, to correct the condition or default and, upon Subtenant's failure to so correct the condition or default, it shall and may be lawful for Sublandlord, or its attorney to declare this Term canceled.



         14. Risk of Loss. Each of the Parties will bear its own risk of loss for liability and neither party agrees to insure, defend or indemnity the other.



         15. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.



         16. Entire Agreement; Waiver. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.



         17. Captions and Definitions. Captions to the Sections in this Sublease are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.



         18. Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.



         19. Governing Law. This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of Utah.

         20. Consent of Landlord. The validity of this Sublease shall be subject to the Landlord's prior written consent hereto pursuant to the terms of the Master Lease, and if Landlord's consent shall not be obtained and a copy thereof delivered to Subtenant within thirty (30) days of the date hereof, Subtenant shall have the option to cancel this Sublease by notice to Sublandlord within forty (40) days from the date hereof.



         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.





                                        "Sublandlord":



                                       Holland & Hart LLP

                                       a Colorado limited liability partnership,



                                       By: Lawrence Jensen



                                       Its:  Managing Partner





                                       " Subtenant":



                                       Crown Energy Corporation,

                                       a Utah corporation





                                       By: Jay Mealey

                                       Its: President